UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of theSecurities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2016

Viavi Solutions Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA		95035
(Address of Principal Executive Offices)		(Zip Code)

(408) 404-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 30, 2016, Viavi Solutions Inc. (the “Company”) approved the terms of an individual Sales Incentive Plan (“SIP”) for Dion Joannou, the Company’s Senior Vice President, Global Sales, Network Enablement and Service Enablement (“NSE”).

Pursuant to the SIP, Mr. Joannou’s target incentive compensation was set at $300,000 (“Target Bonus”). 60% of Mr. Joannou’s actual incentive compensation will be based on the achievement of an NSE bookings target (“Bookings Bonus”) and 40% of his incentive compensation will be based on the achievement of an NSE revenue target (“Revenue Bonus”).

The Bookings Bonus amount will be determined on a sliding scale as follows, with a cap at 200%:

NSE Bookings as a % of Target	% of Bookings Bonus Received
0 - 70%	up to 40%
>70 - 100%	up to 100%
>100 - 120%	up to 200%

The Revenue Bonus amount will be determined on a sliding scale as follows, with a cap at 150%:

NSE Revenue as a % of Target	% of Revenue Bonus Received
< 92.5%	0%
>92.5 - 100%	up to 100%
>100	up to 150%

Mr. Joannou will not participate in the Company’s Variable Pay Plan for fiscal year 2017.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viavi Solutions Inc.

	By:	/s/ Kevin Siebert
Kevin Siebert
Vice President, General Counsel and Secretary

August 4, 2016